Exhibit 10.38

DEFAULT WAIVER AND FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS DEFAULT WAIVER AND FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of March 10, 2020, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and EIGER BIOPHARMACEUTICALS, INC., a Delaware corporation (“Parent”), EB Pharma, LLC, a Delaware limited liability company (“EB Pharma”) and EBPI Merger, Inc., a Delaware corporation (“EBPI”), each with offices located at 2155 Park Blvd., Palo Alto, CA 94306 (Parent, EB Pharma and EBPI, individually and collectively, jointly and severally, “Borrower”).

RECITALS

A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as  of December 30, 2016 (as  amended from time to time, including by  that certain First Amendment to Loan and Security Agreement dated as of April 24, 2017, that certain Second Amendment to Loan and Security Agreement dated as of May 11, 2018 and that certain Second Amendment to Loan and Security Agreement dated as of May 11, 2018, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.Pursuant to 6.12 of the Loan Agreement, Borrower shall not create or acquire any Subsidiary without providing prior written notice to Collateral Agent and each Lender . Borrower acknowledges it is currently in default of the Loan Agreement for failing to provide such prior written notice to Collateral Agent of its creation of Eiger Ireland (as defined below) (the “Existing Event of Default”).

C.Borrower has requested that Collateral Agent and the Lenders waive their rights and remedies against Borrower, limited specifically to the Existing Event of Default. Although neither Collateral Agent nor the Lenders are under any obligation to do so, Collateral Agent and the Lenders are willing to not exercise their rights and remedies against Borrower related to the specific Existing Event of Default on the terms and conditions set forth in this Waiver, so long as Borrower complies with the terms, covenants and conditions set forth in this Waiver.

D.Borrower has further requested that Collateral Agent and Lenders (i) modify the Foreign Subsidiary Assets covenant and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein. Collateral Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Waiver of Default. Collateral Agent and the Lenders hereby waive exercise of their rights and remedies against Borrower under the terms of the Loan Agreement, arising solely as a result of the Existing Event of Default. Collateral Agent’s and the Lenders’ waiver of Borrower’s compliance with Section 6.12 shall apply only with respect to Borrower’s failure to comply as the result of its Borrower’s creation of Eiger Ireland. Collateral Agent’s and the Lenders’ agreement to waive the Existing Event of Default (a) in no way shall be deemed an agreement by Collateral Agent or the Lenders to waive Borrower’s compliance with the above-referenced section as of any other date, and (b) shall not limit or impair Collateral Agent’s or the Lenders’ right to demand strict performance of such section as of all other dates.

3.Amendments to Loan Agreement.

3.1Section 7.12 (Foreign Subsidiary Assets). Section 7.12 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.12 Foreign Subsidiary Assets. Transfer to, license to or permit (a) Eiger UK to hold or maintain (ii) any Intellectual Property or (ii) any other assets having an aggregate value in excess of Ten Thousand Dollars ($10,000.00), and (b) Eiger Ireland to hold or maintain (ii) any Intellectual Property or (ii) any other assets having an aggregate value in excess of Ten Thousand Dollars ($10,000.00).”

3.2Section 13 (Definitions). The following terms and their respective definitions hereby are added, in appropriate alphabetical order, or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:

“Eiger Ireland” means EIGERBIO EUROPE LIMITED, a wholly owned Subsidiary of Borrower organized under the laws of Ireland.

“Eiger UK” means EIGER BIOPHARMACEUTICALS EUROPE, a wholly owned Subsidiary of Borrower organized under the laws of the United Kingdom.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or Borrower’s Subsidiary, in any Subsidiary; provided that, in the event Borrower, demonstrates to Collateral Agent’s reasonable satisfaction, that a pledge of more than sixty five percent (65%) of the Shares of Eiger UK, creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code, “Shares” shall mean sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held  of record by Borrower or its Subsidiary in such Foreign Subsidiary.

3.3Exhibit A of the Loan Agreement hereby is replaced in its entirety with Exhibit A attached hereto.

4.Limitation of Waiver and Amendment.

4.1The waiver and amendments set forth in Section 2 and Section 3, respectively, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

4.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.Representations and Warranties.   To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

5.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Event of Default has occurred and is continuing;

5.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

5.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7.Release by Borrower.

7.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Waiver (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)

7.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Waiver, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

8.Miscellaneous.

8.1This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

8.2Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

9.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto, and (ii) Collateral Agent’s filing of a UCC-3 in respect of the existing UCC-1 filed with the Delaware Secretary of State naming Collateral Agent, as secured party, and Borrower, as debtor, amending the description of the Collateral to conform with Exhibit A as revised by this Amendment, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

EIGER BIOPHARMACEUTICALS, INC.

By:	/s/ Sriram Ryali
Name:	Sriram Ryali
Title:	CFO

EB PHARMA, LLC

By:	/s/ James P. Shaffer
Name:	James Shaffer
Title:	Director (EB Pharma LLC); CBO (Eiger BioPharmaceuticals, Inc.)

EBPI MERGER, INC..

By:	/s/ David Cory
Name:	David Cory
Title:	Director (EBPI Merger); CEO (Eiger BioPharmaceuticals, Inc.)

COLLATERAL AGENT AND LENDER:
OXFORD FINANCE LLC

By:
Name:
Title:

[Signature Page to Default Waiver and Fourth Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

EIGER BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

EB PHARMA, LLC

By:
Name:
Title:

EBPI MERGER, INC..

By:
Name:
Title:

COLLATERAL AGENT AND LENDER:
OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

[Signature Page to Default Waiver and Fourth Amendment to Loan and Security Agreement]

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property; or (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of Eiger UK, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of Eiger UK creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property.